Exhibit 2.1

DIGITAL HEALTH ACQUISITION CORP.

FIRST AMENDMENT AND WAIVER

This First Amendment and Waiver (this “Amendment”) is made effective as of February 13, 2024 (the “Effective Date”), by and among Digital Health Acquisition Corp., a Delaware corporation (the “Company”), DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (each, a “Party” and collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Third Amended and Restated Business Combination Agreement dated November 21, 2023 among the Company and the Parties (the “Original BCA” and as amended by this Amendment, the “Agreement”).

RECITALS

A.        WHEREAS, on November 21, 2023, the Company and the Parties entered into the Original BCA; and

B.         WHEREAS, the Parties desire to amend and waive the Original BCA to reflect the terms of the transactions contemplated by the Registration Statement / Proxy Statement on Form S-4.

NOW, THEREFORE, the undersigned Parties hereby agree as follows:

1.      Effect of this Agreement. The Original BCA will remain in full force and effect except as expressly modified by this Agreement.

2.      Omnibus Amendments and Waivers. The Company and the applicable Parties hereby agree as follows:

2.1        The following definitions in Section 1.1 of the Original BCA are hereby deleted in their entirety:

(a)   iDoc Class B Common Stock

(b)   iDoc Class B Consideration

(c)   iDoc Class B Outstanding Shares

(d)   iDoc Per Share Class B Consideration

(e)   VSee Class B Common Stock

(f)    VSee Class B Consideration

(g)   VSee Class B Outstanding Shares

(h)   VSee Per Share Class B Consideration

2.2         The definition of “iDoc Closing Consideration” set forth in Section 1.1 of the Original BCA and the term as used throughout the Original BCA shall be amended and restated as follows:

“iDoc Closing Consideration” means the iDoc Class A Consideration.

2.3         The definition of “iDoc Common Stock” set forth in Section 1.1 of the Original BCA and the term as used throughout the Original BCA shall be amended and restated as follows:

“iDoc Common Stock” means the iDoc Class A Common Stock.

2.4         The definition of “iDoc Per Share Consideration” set forth in Section 1.1 of the Original BCA and the term as used throughout the Original BCA shall be amended and restated as follows:

“iDoc Per Share Consideration” means the iDoc Per Share Class A Consideration.

2.5         The definition of “Target Loan Conversions” set forth in Section 1.1 of the Original BCA and the term as used throughout the Original BCA shall be amended and restated as follows:

“Target Loan Conversions” means the transactions contemplated by the Securities Purchase Agreements entered into on November 21, 2023, and as amended and restated on February 13, 2024, with various holders of indebtedness of iDoc and VSee pursuant to which DHAC will assume such indebtedness in connection with the Business Combination and such holders agreed to subscribe for and purchase, and DHAC agreed to issue and sell to such holders, immediately following the Closing Date, shares of DHAC Common Stock, in consideration for the conversion of such indebtedness.”

2.6         The definition of “VSee Closing Consideration” set forth in Section 1.1 of the Original BCA and the term as used throughout the Original BCA shall be amended and restated as follows:

“VSee Closing Consideration” means the VSee Class A Consideration.

2.7         The definition of “VSee Common Stock” set forth in Section 1.1 of the Original BCA and the term as used throughout the Original BCA shall be amended and restated as follows:

“VSee Common Stock” means the VSee Class A Common Stock.

2.8         The definition of “VSee Per Share Consideration” set forth in Section 1.1 of the Original BCA and the term as used throughout the Original BCA shall be amended and restated as follows:

“VSee Per Share Consideration” means the VSee Per Share Class A Consideration.

2.9         Section 2.1(b)(ii) of the Original BCA shall be amended and restated as follows:

“At the Effective Time, by virtue of the applicable Merger and without any action on the part of any Party or any other Person, each share of VSee Class A Common Stock (other than VSee Dissenting Shares and such shares of VSee Class A Common Stock cancelled and extinguished pursuant to Section 2.1(d)(iii)) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive the VSee Per Share Class A Consideration, subject to adjustment for indemnification claims in accordance with Article 8.”

2.10        Section 2.1(c) of the Original BCA shall be amended and restated as follows:

“Effect on iDoc Securities. At the Effective Time, by virtue of the applicable Merger and without any action on the part of any Party or any other Person, each share of iDoc Class A Common Stock (other than iDoc Dissenting Shares and such shares of iDoc Class A Common Stock cancelled and extinguished pursuant to Section 2.1(d)(iii)) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive the iDoc Per Share Class A Consideration subject to adjustment for indemnification claims in accordance with Article 8.”

2.11        Section 5.1(c) of the Original BCA shall be added as follows:

“Neither iDoc nor VSee will issue any shares of Class B Common Stock prior to the Closing.”

3.      Waivers and Agreements. The Company and the applicable Parties hereby agree as follows:

3.1  The Parties hereby consent to the execution of the (i) Amended and Restated Securities Purchase Agreement dated February 13, 2024, by and among iDoc Virtual Telehealth Solutions, Inc., Digital Health Acquisition Corp, and Dominion Capital LLC; (ii) Amended and Restated Securities Purchase Agreement dated February 13, 2024, by and among VSee Lab, Inc., Digital Health Acquisition Corp, and Dominion Capital LLC; and (iii) Amended and Restated Securities Purchase Agreement dated February 13, 2024, by and among iDoc Virtual Telehealth Solutions, Inc., Digital Health Acquisition Corp., and Tidewater Ventures, LLC.

4.      Miscellaneous. Article 9 of the Original BCA is hereby incorporated by reference and shall apply to this Amendment.

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IN WITNESS WHEREOF, each of the Parties has caused this First Amendment to the Third Amended and Restated Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: Chief Executive Officer

DHAC MERGER SUB I, INC.

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: President

DHAC MERGER SUB II, INC.

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: President

Signature Page to First Amendment

IN WITNESS WHEREOF, each of the Parties has caused this First Amendment to the Third Amended and Restated Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

VSEE LAB, INC.

By:	/s/ Milton Chen
Name: Milton Chen
Title: Executive Vice Chairman

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

By:	/s/ Dr. Imoigele Aisiku
Name: Dr. Imoigele Aisiku
Title: Executive Chairman

Signature Page to First Amendment